EXHIBIT 11.1



CINEPLEX ODEON CORPORATION

STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Calculated in accordance with Canadian generally accepted accounting principles)

(In U.S. dollars, except number of shares)



                                         					3 months ended		3 months ended
			                                           March 31, 1997  March 31, 1996
	                                             --------------  --------------
	Basic
	-----

	Net income/(loss) (B)		                     		  $2,107,000   ($7,157,000)
                                                ===========   ============

	Weighted average outstanding common and
	subordinate restricted voting shares (C)	   	  176,784,000   123,551,000
                                                ===========   ===========

	Net income(loss) per share (B/C)                 				$0.01      		($0.06)
													                                   ===========   ============

	Fully Diluted
 -------------

	Net income/(loss)				                           $2,107,000    ($7,157,000)

	Imputed interest on stock options converted
	at beginning of year (net of income tax of nil)				148,000              0 	(1)
												                                     ----------    ------------

	Adjusted net income/(loss) (E)		           		   $2,255,000    ($7,157,000)
															                                  ==========    ============


	Weighted average outstanding shares
	- after all conversions (F)				                191,291,000     123,551,000 (2)
															                                 ===========     ===========

	Net income(loss) per share (E/F)		                 		$0.01        		($0.06)
															                                 ===========     ============

(1) Imputed interest calculations would be anti-dilutive and therefore have been excluded in calculations.

(2) Inclusion of conversions would be anti-dilutive and therefore are excluded in calculations. Weighted average outstanding shares after all conversions would be 131,384,000 for the 3 months ended March 31, 1996.